FOR IMMEDIATE RELEASE       FOR ADDITIONAL INFORMATION CONTACT:
Nasdaq SmallCap: EDYN       Stephen M. Schuster or
                            Gordon S. Donovan
                            (630) 575-2400


     ENVIRODYNE ANNOUNCES EXTENSION OF HK ACQUISITIONS OFFER

OAK BROOK, IL, June 18, 1997 -- Envirodyne Industries, Inc. (Nasdaq
SmallCap: EDYN) today announced that the offer received from HK Acquisitions Corporation was due to expire by its terms at the close of business Wednesday, June 18, 1997. At the request of the committee of independent directors of Envirodyne, HK Acquisitions has extended the expiration of the offer to the close of business Monday, June 23, 1997.

Envirodyne has major interests in food packaging and the food supplies industry, operating through three subsidiaries -- Viskase Corporation, Clear Shield National, Inc. and Sandusky Plastics,
Inc.

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